SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
AutoNation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 8, 2005
Dear AutoNation Stockholder:
      We are pleased to invite you to attend the 2005 Annual Meeting of Stockholders of AutoNation, Inc. to be held at 8:30 a.m. Eastern Time on Wednesday, May 11, 2005, at the AutoNation Tower, located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.
      The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be acted upon at the meeting. We also will report on our progress and provide an opportunity for you to ask questions of general interest.
      Whether you own a few or many shares of AutoNation stock and whether or not you plan to attend the meeting in person, it is important that your shares be represented at the annual meeting. We ask that you please cast your vote as soon as possible. The Board of Directors recommends that stockholders vote FOR each of the matters described in the accompanying Proxy Statement to be presented at the meeting.
      We look forward to seeing you on May 11, 2005 in Fort Lauderdale. Thank you.

Sincerely,

Mike Jackson
Chairman of the Board and
Chief Executive Officer

AutoNation, Inc.
AutoNation Tower
110 S.E. Sixth Street
Fort Lauderdale, Florida 33301
NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS OF AUTONATION, INC.:
      The 2005 Annual Meeting of Stockholders of AutoNation, Inc. will be held at the AutoNation Tower, located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301 on Wednesday, May 11, 2005 at 8:30 a.m. Eastern Time. At the meeting, we will consider and vote upon the following matters:

(1)	The election of seven directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

(2)	The ratification of the appointment of KPMG LLP as our independent auditor for 2005; and

(3)	Any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.
      Only stockholders of record as of 5:00 p.m. Eastern Time on March 25, 2005, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the meeting.
      We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the meeting, we ask that you please cast your vote as soon as possible. You may revoke your proxy and reclaim your right to vote at any time prior to its use.

By Order of the Board of Directors,

Jonathan P. Ferrando
Executive Vice President,
General Counsel and Secretary
April 8, 2005
PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
TO US PROMPTLY IN THE ENCLOSED ENVELOPE.

AutoNation, Inc.
AutoNation Tower
110 S.E. Sixth Street
Fort Lauderdale, Florida 33301
PROXY STATEMENT
          This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors of AutoNation, Inc., for use at our 2005 Annual Meeting of Stockholders. Our annual meeting will be held at the AutoNation Tower, located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301 on Wednesday, May 11, 2005 at 8:30 a.m. Eastern Time.
          This Proxy Statement, the Notice of the 2005 Annual Meeting, the proxy card and our 2004 Annual Report to Stockholders are being mailed to stockholders on or about April 8, 2005.
Questions and Answers About Our Annual Meeting
What is the purpose of our annual meeting?

The purpose of our annual meeting is to:

•	elect seven directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified;

•	ratify the appointment of our independent auditor for 2005; and

•	consider any other matters properly presented at the meeting.

In addition, senior management will report on our business and financial performance and respond to your questions.
Who is entitled to vote at the annual meeting?

Only our stockholders as of 5:00 p.m. Eastern Time on March 25, 2005, the record date, are entitled to receive notice of the annual meeting and to vote at the meeting, or any postponements or adjournments of the meeting.
What are the voting rights of AutoNation stockholders?

Each stockholder is entitled to one vote on each matter properly presented at the annual meeting for each share of common stock owned by that stockholder on the record date. Therefore, if you owned 100 shares of common stock as of 5:00 p.m. Eastern Time on March 25, 2005, you can cast 100 votes for each matter properly presented at the annual meeting. As of 5:00 p.m. Eastern Time on March 25, 2005, there were 263,639,233 shares of AutoNation common stock issued and outstanding and entitled to vote at the meeting.
What constitutes a quorum?

In order for us to conduct business at our annual meeting, we must have a quorum of at least 131,819,617 shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. If you submit a properly executed proxy or vote instruction card or properly cast your vote by telephone or via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. We also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes” as to a particular proposal.

What are “broker non-votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of The New York Stock Exchange (“NYSE”), brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the uncontested election of directors and the uncontested ratification of the appointment of independent auditors. If, as we presently anticipate, the agenda for our meeting will provide only for a vote for the election of our Board’s nominees for director and ratification of the appointment of KPMG LLP as our independent auditor, brokerage firms may have the authority to vote all shares of our stock that they hold, even if they do not receive specific voting instructions from their customers. However, if other matters are properly brought before the meeting and they are not considered routine under the applicable NYSE rules, shares held by brokerage firms will not be voted on such non-routine matters by the brokerage firms unless they have received voting instructions and, accordingly, any such shares will be “broker non-votes” and will not be counted with respect to such matters.
Will my shares be voted if I do not provide my proxy?

If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm (as described above) even if you do not give the brokerage firm specific voting instructions. If you are a registered stockholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting. If you hold shares through the AutoNation 401(k) Plan, your shares may be voted as described below even if you do not provide voting instructions.
How do I vote my 401(k) shares?

If you participate in the AutoNation 401(k) Plan, you may vote the number of shares credited to your account as of 5:00 p.m. Eastern Time on March 25, 2005, by instructing our plan trustee, Merrill Lynch & Co., how to vote your shares pursuant to the instruction card being mailed with this Proxy Statement to plan participants. If you do not provide clear voting instructions, Merrill Lynch will vote the shares in your account in the same proportion that it votes shares for which it received valid and timely instructions.
How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker to determine whether you will be able to vote by telephone or via the Internet.
                           To vote by mail:

•	Mark, sign and date your proxy card or vote instruction card; and
•	Return it in the enclosed envelope.
                           To vote using the Internet:

•	Have your proxy card or vote instruction card in hand;
•	Log on to the Internet and visit the website address provided on your proxy card or your vote instruction card; and
•	Follow the instructions provided.
                           To vote by telephone:

•	Have your proxy card or vote instruction card in hand;
•	Call the toll-free number listed on your proxy card if you are a registered stockholder (that is, your shares are held on the company’s books in your name or by you in certificate form), or call the number listed on your vote instruction card if your shares are held in “street name” (that is, in the name of your bank or broker); and
•	Follow the recorded instructions.

                                  To vote in person if you are a registered stockholder:

•	Attend our annual meeting;
•	Bring valid photo identification; and
•	Deliver your completed proxy card or ballot in person.
                                 To vote in person if you hold in “street name:”

•	Attend our annual meeting;
•	Bring valid photo identification; and
•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.
Can I change my vote after I have voted?

Yes. If you voted by proxy card, vote instruction card or telephone or via the Internet, you can change your vote at any time before the proxy is exercised. To change your vote:

•	Submit a later dated and signed proxy by mail;
•	Recast your vote by telephone or via the Internet;
•	Attend our annual meeting and vote your shares in person in accordance with the procedures set forth in the answer to “How do I vote?” above. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy; or
•	Submit a written notice of revocation to our Secretary.
What vote is required to elect directors or take other action at the annual meeting?

In order to be approved, any proposal that comes before the meeting must receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting with respect to such proposal. If you mark your proxy or vote instruction card “withhold” with respect to any director or “abstain” with respect to any other proposal, you will effectively be voting against the election of such director or the approval of such proposal. If your shares are not voted by your brokerage firm or nominee with respect to a particular proposal, or if you direct your proxy holder not to vote all or a portion of your shares with respect to a particular proposal, such shares will not be considered to be present at the meeting for purposes of considering such proposal and will not be counted.
How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	FOR each of the nominees for director set forth on page 5; and
•	FOR the ratification of the appointment of our independent auditor set forth on page 5.
How will my proxy holders vote?

The enclosed proxy card designates Mike Jackson, our Chairman of the Board and Chief Executive Officer, and Jonathan P. Ferrando, our Executive Vice President, General Counsel and Secretary, or their duly named successors, to hold your proxy and vote your shares. With respect to the election of directors, Messrs. Jackson and Ferrando will vote in accordance with the instructions set forth on your duly executed proxy or vote instruction card or as directed by you over the telephone or via the Internet. If you sign and return your proxy card but do not provide instructions or if your instructions are unclear, Messrs. Jackson and Ferrando intend to vote FOR each of the nominees for director and FOR the ratification of the appointment of our independent auditor.

With respect to any other proposal that properly comes before the meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.
How much did this proxy solicitation cost?

We engaged Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $8,500, plus reimbursement for out-of-pocket expenses. In addition to soliciting proxies by mail, certain of our employees also may solicit proxies personally, by telephone or otherwise, but such persons will not receive any special compensation for such services. As is customary, we will reimburse brokerage firms, banks, fiduciaries, voting trustees and other nominees for forwarding the soliciting material to each beneficial owner of stock held of record by them. We will pay the entire cost of the solicitation.
Can I receive materials relating to future AutoNation annual meetings via the Internet?

Yes. In an effort to reduce our proxy solicitation costs, you may receive future annual meeting materials via the Internet. We encourage you to help us reduce our costs by electing to receive our annual meeting materials via the Internet. If you are a registered stockholder, log on to http://www.computershare.com/us/sc/auin in order to register to receive our annual meeting materials via the Internet. If you hold AutoNation stock through a brokerage firm, bank or other nominee, you may be able to register to receive future annual meeting materials via the Internet by voting online and following the instructions provided. Alternatively, you should call your broker for instructions on how to receive our future annual meeting materials via the Internet.

If you elect to receive our future annual meeting materials via the Internet, you will receive a proxy card in the mail or, if you choose, an e-mail notification alerting you when our annual meeting materials are available online. Our future proxy statements and annual reports will be available online on the same day as such materials are filed with the Securities and Exchange Commission. You may revoke at any time your election to receive our future annual meeting materials via the Internet.

This Proxy Statement and our 2004 Annual Report to Stockholders also are available on AutoNation’s corporate website, which you can visit by logging on to http://corp.autonation.com/investors/.
Can different stockholders sharing the same address receive only one Annual Report and Proxy Statement?

Yes. The Securities and Exchange Commission permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more security holders sharing the same address by delivering only one proxy statement and annual report to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs. Under householding, each stockholder would continue to receive a separate proxy card or vote instruction card.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one set of our annual meeting materials per household this year. If your household received a single set of our annual meeting materials this year, you can request to receive additional copies of these materials by calling or writing your brokerage firm, bank or other nominee. If you own your shares in street name, you can request householding by calling or writing your brokerage firm, bank or other nominee.

Proposals on Which We Are Asking You to Vote
PROPOSAL 1
ELECTION OF DIRECTORS
          Our Board of Directors currently consists of eight members. Each of our current directors was elected by our stockholders at the Annual Meeting of Stockholders in 2004. Our Board, upon the recommendation of the Corporate Governance Committee, has nominated the seven persons listed below to stand for election for a new term expiring at the Annual Meeting of Stockholders in 2006 or until their successors are duly elected and qualified. Each of the nominees listed below is currently serving as a director. Detailed biographical and other information concerning each nominee for director is provided on pages 6 and 7 of this Proxy Statement. Each nominee is willing and able to serve as a director of AutoNation. Mr. Alan S. Dawes, who has served as a director since June 2003, was not nominated to stand for re-election in 2005. Mr. Dawes will continue to serve on our Board until the date of the annual meeting.

Nominees For Director	Positions and Offices Held with Us

Mike Jackson	Chairman of the Board and Chief Executive Officer
Robert J. Brown	Director
J.P. Bryan	Director
Rick L. Burdick	Director
William C. Crowley	Director
Edward S. Lampert	Director
Irene B. Rosenfeld	Director
Our Board of Directors recommends a vote “FOR” the election
of each of the nominees for director named above.
PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITOR
          The Audit Committee of our Board of Directors has appointed KPMG LLP as our independent auditor for the year ending December 31, 2005. KPMG LLP has served us in this capacity since May 6, 2003. If the appointment of KPMG LLP as our independent auditor is not ratified by our stockholders, the Audit Committee will re-evaluate its appointment, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for appointing and terminating our independent auditor, and may do so at any time at its discretion. A representative of KPMG LLP is expected to attend the annual meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent auditor
for us and our subsidiaries for the year ending December 31, 2005.

Nominees for Our Board of Directors
Mike Jackson
          Mike Jackson, age 56, has served as our Chairman of the Board since January 1, 2003 and as our Chief Executive Officer and director since September 1999. From October 1998 until September 1999, Mr. Jackson served as Chief Executive Officer of Mercedes-Benz USA, LLC, a North American operating unit of DaimlerChrysler AG, a multinational automotive manufacturing company. From April 1997 until September 1999, Mr. Jackson also served as President of Mercedes-Benz USA. From July 1990 until March 1997, Mr. Jackson served in various capacities at Mercedes-Benz USA, including as Executive Vice President immediately prior to his appointment as President of Mercedes-Benz USA. Mr. Jackson was also the managing partner from March 1979 to July 1990 of Euro Motorcars of Bethesda, Maryland, a regional group that owned and operated eleven automotive dealership franchises, including Mercedes-Benz and other brands of automobiles.
Robert J. Brown
          Mr. Brown, age 70, has served as a director of the Company since May 1997. Mr. Brown has served as Chairman and Chief Executive Officer of B&C Associates, Inc., a management consulting, marketing research and public relations firm, since 1973. Mr. Brown also serves as a director of Duke Energy Corporation, a diversified energy company, Wachovia Corporation, a commercial and retail bank, Sonoco Products Company, a manufacturer of industrial and consumer packaging products, and aaiPharma, Inc., a pharmaceutical company.
J.P. Bryan
          Mr. Bryan, age 65, has served as a director of the Company since May 1991. From January 1995 until February 1998, Mr. Bryan served as President and Chief Executive Officer of Gulf Canada Resources, Ltd., which was engaged in oil and gas exploration and production. Since 1998, Mr. Bryan has served as Senior Managing Director and is currently Chief Executive Officer of Torch Energy Advisors, Inc., an outsourcing and service provider to the oil and gas industry.
Rick L. Burdick
          Mr. Burdick, age 53, has served as a director of the Company since May 1991. Since 1988, Mr. Burdick has been a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P., a global full service law firm. Mr. Burdick serves as a member of the firm’s Executive Committee, Chairman of the firm’s Business Transactions Department and Partner-In-Charge of the Washington, D.C. office. Mr. Burdick also serves as non-executive Vice Chairman of Century Business Services, Inc., a provider of outsourced business services to small and medium-sized companies in the United States.
William C. Crowley
          Mr. Crowley, age 47, has served as a director of the Company since January 2002. Since March 2005, Mr. Crowley has served as a director and Chief Financial Officer of Sears Holding Corporation, a large retailing company resulting from the recent combination of Kmart Holding Corporation and Sears, Roebuck & Co. From May 2003 until the completion of the Kmart-Sears combination, Mr. Crowley served as director and Senior Vice President, Finance of Kmart Holding Corporation. Since January 1999, Mr. Crowley has been President and Chief Operating Officer of ESL Investments, Inc., a private investment firm. Prior to joining ESL Investments, Mr. Crowley served for 13 years with Goldman Sachs, a leading global investment banking and securities firm, most recently as a Managing Director in the firm’s mergers and acquisitions department.
Edward S. Lampert
          Mr. Lampert, age 42, has served as a director of the Company since January 2002. Mr. Lampert is Chairman and Chief Executive Officer of ESL Investments, Inc., a private investment firm that he founded in 1988. Mr. Lampert also serves on the Board of Directors of AutoZone, Inc., a national retailer of automotive parts and accessories, and is

Chairman of the Board and a director of Sears Holding Corporation. From May 2003 until the completion of the Kmart-Sears combination, Mr. Lampert served as Chairman of the Board and a director of Kmart Holding Corporation.
Irene B. Rosenfeld
          Ms. Rosenfeld, age 51, has served as a director of the Company since March 1999. Since September 2004, Ms. Rosenfeld has served as Chairman and Chief Executive Officer of Frito-Lay, Inc., a snack and convenient food division of PepsiCo, Inc., a leading global food and beverage company. Prior to joining Frito-Lay, Ms. Rosenfeld spent 22 years in various capacities with Kraft Foods, Inc., a diversified food company, including as President, North American Businesses, of Kraft Foods until July 2003.

Board Governance
          Our business and affairs are managed under the direction of our Board of Directors, which is AutoNation’s ultimate decision-making body except with respect to those matters reserved to our stockholders. Our Board’s mission is to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, and acts as an advisor and counselor to senior management. Our Board also oversees AutoNation’s business strategy and the performance of management in executing our business strategy and managing our day-to-day operations.
Does AutoNation have corporate governance principles?

Yes. Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in the AutoNation, Inc. Corporate Governance Guidelines (the “Guidelines”), which were adopted by the Board in March 2003 and most recently amended as of February 1, 2005. A copy of the Guidelines is set forth as Exhibit A hereto and also is available at http://corp.autonation.com/investors/. The Guidelines, which exceed NYSE corporate governance listing standard requirements, serve as a framework within which our Board conducts its operations. The Corporate Governance Committee of our Board has been charged with periodically reviewing the Guidelines and recommending to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities and our company’s evolving needs.
Do we have a policy regarding our Board’s attendance at our annual meeting of stockholders?

Yes. Our directors are expected to attend our annual meeting of stockholders. A director who is unable to attend our annual meeting is expected to notify the Chairman of the Board in advance of the meeting. Except for Messrs. Lampert and Bryan, all of our directors standing for election at the 2004 Annual Meeting of Stockholders attended the meeting.
How many times did our Board meet during 2004?

Our Board of Directors held six meetings and took five actions by unanimous written consent during 2004. During 2004, each of our incumbent directors attended at least 90% of the total number of meetings of our Board of Directors and any Board committee on which he or she served.
What Committees has our Board established?

Our Board of Directors has established three separately designated standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. In addition, our Board has established the Executive Compensation Subcommittee, which is a subcommittee of the Compensation Committee. The charters for our Board committees are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the NYSE’s corporate governance listing standards, and are available on AutoNation’s corporate website at http://corp.autonation.com/investors/.

          The following chart reflects the current membership of each of our Board’s committees:

			Executive	Corporate
	Audit	Compensation	Compensation	Governance
Name	Committee	Committee	Subcommittee	Committee

Robert J. Brown	*	*	*	*
J.P. Bryan	**
Rick L. Burdick				**
William C. Crowley				*
Alan S. Dawes		*	*
Edward S. Lampert		**
Irene B. Rosenfeld	*	*	**

*	Member

**	Chair

Audit Committee. The Audit Committee primarily assists our Board in fulfilling its oversight responsibilities by reviewing our financial reporting and audit processes and our systems of internal control over financial reporting and disclosure controls. Among the Committee’s core responsibilities are the following: (i) overseeing the integrity of our financial statements and reviewing and approving the scope of the annual audit; (ii) appointing, retaining, compensating, overseeing, evaluating and replacing our independent auditor; (iii) reviewing the company’s critical accounting policies; (iv) reviewing the company’s quarterly and annual financial statements prior to their filing with the Securities and Exchange Commission; (v) preparing the Audit Committee report for inclusion in our annual proxy statement; and (vi) reviewing with management significant financial risks or exposures and assessing the steps management has taken to minimize, monitor and control such risks or exposures. For a complete description of our Audit Committee’s responsibilities, you should refer to the Audit Committee Charter, a copy of which is available at http://corp.autonation.com/investors/.

The Audit Committee currently consists of three directors. Our Board has determined that the Audit Committee members have the requisite independence and other qualifications for audit committee membership under NYSE corporate governance listing standards, the Sarbanes-Oxley Act of 2002, our Audit Committee Charter and the independence standard set forth in the Guidelines (as discussed below). Our Board also has determined that Mr. Bryan, the Chair of our Audit Committee, is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held eight meetings and took no actions by unanimous written consent during 2004. The Audit Committee Report for fiscal year 2004, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2004, is set forth on page 13.

Compensation Committee. The Compensation Committee primarily assists our Board in fulfilling its oversight responsibilities by, among other things: (i) reviewing our director compensation program; (ii) reviewing and approving the compensation of our chief executive officer and other senior executive officers and, except as expressly delegated to the Executive Compensation Subcommittee, setting annual and long-term performance goals for these individuals; and (iii) reviewing and approving the compensation of all of our corporate officers. Our Board has determined that the Compensation Committee members have the requisite independence for compensation committee membership under NYSE corporate governance listing standards and the independence standard set forth in the Guidelines. The Compensation Committee held six meetings and took two actions by unanimous written consent during 2004. The Compensation Committee Report for fiscal 2004 is set forth on pages 15-19. A copy of the charter by which the Compensation Committee is governed is available at http://corp.autonation.com/investors/.

Executive Compensation Subcommittee. The Executive Compensation Subcommittee is a subcommittee of the Compensation Committee. The Subcommittee assists the Compensation Committee in fulfilling its responsibilities by performing the following duties: (i) reviewing and approving performance-based compensation of executive officers as contemplated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the

“Code”), including bonuses and stock option grants; (ii) administering the AutoNation, Inc. Senior Executive Incentive Bonus Plan, including establishing performance goals and certifying whether such goals are attained as contemplated under Section 162(m) of the Code; and (iii) administering our stock option plans, including approving stock option grants. Our Board has determined that each member of the Subcommittee qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and as an “outside director” under Section 162(m) of the Code. The Executive Compensation Subcommittee held four meetings and took one action by unanimous written consent during 2004. A copy of the charter by which the Executive Compensation Subcommittee is governed is available at http://corp.autonation.com/investors/.

Corporate Governance Committee. The Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities by performing the following duties: (i) periodically reviewing the corporate governance principles and practices set forth in the Guidelines, in comparison to the governance standards identified by leading governance authorities and our evolving needs, and making recommendations to the Board with respect to any appropriate amendment to the Guidelines; (ii) periodically assessing our Board’s needs in terms of skills and qualifications and recommending to our Board candidates for nomination and election to our Board; (iii) reviewing Board candidates recommended by our stockholders; (iv) recommending to our Board assignments to committees; and (v) leading annual evaluations of Board and Board committee performance. Our Board has determined that each Corporate Governance Committee member has the requisite independence for corporate governance committee membership under NYSE corporate governance listing standards and the independence standard set forth in the Guidelines. The Corporate Governance Committee held five meetings and took no actions by unanimous written consent during 2004. A copy of the charter by which the Corporate Governance Committee is governed is available at http://corp.autonation.com/investors/.

How are our directors compensated?

In 2004, we paid each of our non-employee directors an annual fee for service on our Board of Directors of $25,000, plus $1,000 for each Board meeting attended in excess of four annually and for each committee meeting attended. The annual fee payable to our directors is prorated based on the number of months served during the year. The Chair of our Audit Committee also receives an annual fee of $10,000 in recognition of the additional time commitment and responsibilities associated with this service. Our directors also are entitled to the use of a company vehicle, or receipt of an annual vehicle allowance of $22,500 to purchase or lease a company vehicle, in accordance with our Director Vehicle Allowance Program and expense reimbursement in connection with Board and committee meeting attendance. The average annual vehicle allowance and/or imputed income from the use of company vehicles by our non-employee directors was approximately $23,800 during 2004.

We want our outside directors’ compensation to be aligned with your interests as stockholders. Accordingly, our 1995 Amended and Restated Non-Employee Director Stock Option Plan currently provides for an initial grant of options to purchase 50,000 shares of our stock immediately upon the appointment of a non-employee director to our Board. This plan also provides for an annual grant of options to purchase 20,000 shares of our stock at the beginning of each fiscal year to each non-employee director serving on the Board at such date. Unless otherwise provided, all options granted under this plan are fully vested and immediately exercisable. Under this plan, each grant of options to a non-employee director remains exercisable for a term of ten years from the grant date so long as the director remains a member of the Board. The options are exercisable at a price per share equal to the closing price per share of our stock on the NYSE on the date immediately prior to the grant date. In accordance with the plan, on January 3, 2005, Messrs. Brown, Bryan, Burdick, Crowley, Dawes and Lampert and Ms. Rosenfeld each received an automatic grant of options to purchase 20,000 shares of our stock at an exercise price of $19.21 per share.
Is a majority of our Board independent under our Director Independence Standard and applicable New York Stock Exchange rules?

Yes. Under the Company’s Corporate Governance Guidelines, our Board has committed that a substantial majority of our directors be independent. On October 27, 2003, our Board adopted a Director Independence Standard to assist it in determining whether a director is independent. The Independence Standard was most recently amended on February 1, 2005 to conform to recent amendments to the NYSE corporate governance listing standards. The full text of our Director Independence Standard (the “Independence Standard”) is set forth in the AutoNation, Inc. Corporate Governance Guidelines, a copy of which is set forth as Exhibit A hereto. Our Board has affirmatively determined that, except for Mr. Jackson, who serves as our Chairman and Chief Executive Officer, none of our current directors has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and each of our directors is independent within the meaning of our Independence Standard and applicable NYSE listing standards.

Do our non-management directors meet at regularly scheduled sessions without management present?

Yes. Our non-management directors (each director other than Mr. Jackson) meet in regularly scheduled sessions without management of our company present. The presiding director for each executive session is rotated among the chairs of our Board committees.
Can our stockholders and interested parties communicate with our directors?

Yes. To communicate with our Board, any Board committee, any individual director, any group of directors (such as our non-management directors) or our presiding director, our stockholders or interested parties should send written correspondence to AutoNation, Inc. Board of Directors, c/o Corporate Secretary, AutoNation, Inc., 110 S.E. 6 Street, 29th Floor, Fort Lauderdale, Florida 33301. You may also ask questions at the Annual Meeting of Stockholders.
How does the Corporate Governance Committee identify and evaluate nominees for director?

Potential candidates may come to the attention of the Corporate Governance Committee through recommendations made by current directors, stockholders, executive or director search firms retained by the Corporate Governance Committee or other persons. All of our nominees for director, whether or not recommended by a stockholder, will be selected on the basis of, among other things, broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness and ability to devote adequate time to our Board’s duties, all in the context of the needs of our Board at that point in time as assessed by our Corporate Governance Committee and with the objective of ensuring diversity in the background, experience and viewpoints of our Board members. Our Corporate Governance Committee is responsible for assessing the appropriate balance of skills and characteristics required of our Board members.
Does the Corporate Governance Committee have a policy with regard to the consideration of any director candidates recommended by our stockholders?

Yes. The Corporate Governance Committee has a policy pursuant to which it considers director candidates recommended by our stockholders. As described above, all director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other sources. To recommend a director candidate for consideration by our Corporate Governance Committee, a stockholder must submit the recommendation in writing to our Secretary not later than one hundred twenty (120) calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our most recent annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Corporate Governance Committee to assist the Committee in appropriately evaluating the candidate.

Does AutoNation have a code of ethics?

Yes. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, we have a company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all company employees. We also maintain a 24-hour Alert-Line for employees to report any Company policy violations under our Business Ethics Program. In addition, our Board has adopted the Code of Ethics for Senior Officers and the Code of Business Ethics for the Board of Directors. Copies of these codes are available at http://corp.autonation.com/investors/. These codes comply with NYSE corporate governance listing standards.
Does the Board have a policy with regard to related party transactions?

Yes. Our Board’s policy requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Our Board, by a vote of the disinterested directors, must approve all related party transactions valued over $500,000, while our Audit Committee must approve all related party transactions valued between $100,000 and $500,000 and review with management all other related party transactions. The following is a summary of agreements and transactions with parties related to our directors or us. Based on our experience, we believe that each of the transactions described below complied with our Board’s policy at the time the transaction was effected.

We paid AutoZone approximately $56,000 for parts purchases made during 2004. We received approximately $373,000 from AutoZone for parts sales made during 2004. Mr. Lampert is a director of AutoZone and is Chairman, Chief Executive Officer and controlling principal of ESL Investments, Inc., which together with its affiliated investment partnerships owns approximately 23% of the outstanding common stock of AutoZone. Mr. Crowley is the President and Chief Operating Officer of ESL Investments. Payments made by the Company to AutoZone in any given year, or received by the Company from AutoZone, represent significantly less than 0.1% of AutoZone’s annual revenue. We expect to enter into similar arrangements with AutoZone in the future.

During 2004, we engaged the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Mr. Burdick is a partner, for various legal services. Mr. Burdick is not involved directly in our relationship with Akin, Gump or in the provision of legal services to us, and the legal fees paid by us represent significantly less than 0.1% of the firm’s annual revenue. We expect this relationship to continue in 2005.

AUDIT COMMITTEE REPORT

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
          During 2004 through March 22, 2005, the Audit Committee consisted of Alan S. Dawes (Chair from April 1, 2004 through March 22, 2005), J.P. Bryan (Chair from January 1, 2004 until March 31, 2004) and Irene B. Rosenfeld. On March 22, 2005, Robert J. Brown was appointed to the Audit Committee (replacing Mr. Dawes) and Mr. Bryan was named Chair of the committee. Ms. Rosenfeld continues to serve on the committee. The charter under which the Audit Committee operates is available on AutoNation’s corporate website at http://corp.autonation.com/investors/. The Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the independence standard set forth in the AutoNation, Inc. Corporate Governance Guidelines. The Board also determined that each of Messrs. Bryan and Dawes is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
          Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing AutoNation’s financial reporting, audit processes, systems of internal control over financial reporting, and disclosure controls. Management is responsible for the company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. We also monitor the preparation by management of the company’s quarterly and annual financial statements. AutoNation’s independent auditor, who is accountable to us, is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of AutoNation in conformity with generally accepted accounting principles in the United States. The independent auditor also is responsible for auditing and reporting on our management’s assessment of, and the effective operation of, internal control over financial reporting. We are solely responsible for selecting and reviewing the performance of AutoNation’s independent auditor and, if we deem appropriate in our sole discretion, terminating and replacing the independent auditor. We also are responsible for reviewing and approving the terms of the independent auditor’s annual engagement, including the scope of audit and non-audit services to be provided by the independent auditor and the fees to be paid for such services, and discussing with the auditor any relationships or services that may impact the objectivity and independence of the auditor.
          In fulfilling our oversight role, we met and held discussions with the company’s management and independent auditor. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and the independent auditor in advance of the public release of operating results and filing of annual or quarterly reports with the Securities and Exchange Commission. We discussed with the independent auditor matters deemed significant by the independent auditor, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and reviewed a letter from the independent auditor disclosing such matters.
          The independent auditor also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditor matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the letter, the independent auditor confirmed its independence, and we determined that the independent auditor’s provision of non-audit services to AutoNation is compatible with maintaining their independence. We also reviewed a report by the independent auditor describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the Public Company Accounting Oversight Board.
          Based on our review with management and the independent auditor of AutoNation’s audited consolidated financial statements and the independent auditor’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the audited consolidated financial statements be included in AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee:

J. P. Bryan (Chair)
Robert J. Brown
Irene Rosenfeld

AUDIT FEES
          The following table sets forth: (i) the aggregate fees billed for professional services rendered by KPMG LLP for the audit of our financial statements for fiscal year 2003 and the audits of our financial statements and internal control over financial reporting for fiscal year 2004; (ii) the aggregate fees billed in 2003 by KPMG for audit-related services for internal control documentation assistance and attest services in connection with finance portfolio sale transactions; (iii) the aggregate fees billed in 2003 by KPMG for tax consulting; and (iv) the aggregate fees billed in 2003 and 2004 by KPMG for state unclaimed property audit assistance, an organizational review consulting project and forensic accounting services:

Fee Category:	Fiscal 2003	Fiscal 2004

Audit Fees	$1,955,000	$2,730,000
Audit-Related Fees	738,000	—
Tax Fees	681,000	—
All Other Fees	386,000	222,000

Total Fees	$3,760,000	$2,952,000
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees:	0.4:1	0.1:1
Percentage of Aggregate Fees which were Audit or Audit-Related:	72%	92%
STATEMENT REGARDING AUDIT COMMITTEE PRE-APPROVAL OF
AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
          Our Audit Committee’s policies require pre-approval of all audit and permissible non-audit services provided by our independent auditor other than services permitted under the de minimus exception under applicable Securities and Exchange Commission rules (which are approved by our Audit Committee prior to our independent auditor’s completion of its annual audit). Under our Audit Committee’s policies, pre-approval generally is detailed as to the particular service or category of services and is subject to a specific budget. Under our Audit Committee’s policies, all tax planning services and services that do not constitute audit, audit-related or tax-compliance services are subject to a formal bidding process and may not be provided by our independent auditor unless our Audit Committee concludes that such services may be provided most effectively or economically by our independent auditor and that the independence of our auditor would not be affected adversely by the provision of such services. Our Audit Committee has delegated to its Chair the authority to approve, within guidelines and limits established by the Committee, specific non-audit services to be provided by our independent auditor and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, our Audit Committee has pre-approved all audit and non-audit services provided by our independent auditor during 2004, and the fees paid for such services.

Executive Compensation
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
          AutoNation’s compensation programs are administered by the Compensation Committee of the Board (the “Committee”) and the Executive Compensation Subcommittee (the “Subcommittee”). Since January 1, 2004, the Committee has consisted of Edward S. Lampert (Chair), Robert J. Brown, Alan S. Dawes and Irene B. Rosenfeld and the Subcommittee has consisted of Ms. Rosenfeld (Chair) and Messrs. Brown and Dawes. The Board has determined that each member of the Committee and the Subcommittee satisfies the requisite independence standards under the AutoNation, Inc. Corporate Governance Guidelines and the corporate governance listing standards of The New York Stock Exchange. The Board also has determined that each member of the Subcommittee qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The operations of the Committee and the Subcommittee are governed by written charters adopted by the Board, copies of which are available on AutoNation’s corporate website at http://corp.autonation.com/investors/.
Compensation Philosophy
          Our goals in administering AutoNation’s compensation program for executive officers are to ensure that AutoNation is able to attract and retain highly-skilled executives and to provide a compensation program that incentivizes management to optimize long-term business performance, deploy capital productively and increase long-term stockholder value. The company’s approach to compensating other management employees generally is based on a similar philosophy. We review executive compensation annually and make appropriate adjustments based on AutoNation’s financial and operating performance, senior executive management’s performance in executing our business strategy, managing our day-to-day business operations and optimizing our long-term business performance and stockholder value, compensation levels of similarly positioned executives in comparable specialty retail companies, changes in an executive’s duties and responsibilities and individual executive performance.
Components of Executive Compensation
          The key elements of AutoNation’s executive compensation program are:

•	an annual base salary;

•	an annual bonus based on improvements in AutoNation’s operating performance and the productive deployment of capital; and

•	periodic (generally annual) grants of stock options designed to align the executive officer’s interest with increasing long-term stockholder value.
          The following is a summary of the considerations underlying each component of compensation paid to AutoNation’s executive officers for 2004.
Base Salary
          At the beginning of each fiscal year, the Committee reviews and, as appropriate, adjusts the base salaries for AutoNation’s executive officers. The factors that we consider in setting salaries include the scope of job responsibilities, individual contributions to AutoNation’s success, company-wide performance and market compensation based on compensation paid to similarly positioned executives in comparable specialty retail companies. For fiscal 2004, we maintained or increased the base salaries of the company’s executive officers as compared to their respective base salaries in fiscal 2003 as noted: Mike Jackson, Chairman and Chief Executive Officer (no change as compared to 2003); Michael E. Maroone, President and Chief Operating Officer (11% increase); Craig T. Monaghan, Executive Vice President and Chief Financial Officer (2% increase); Jonathan P. Ferrando, Executive Vice President, General Counsel and Secretary (no change); and Kevin P. Westfall, Senior Vice President, Finance and Insurance and Fixed Operations

(15% increase). Mr. Maroone’s increase was made pursuant to the employment agreement the company entered into with him in May 2003, and Mr. Westfall’s increase was based on Mr. Westfall taking on significant additional operational responsibilities as well as our assessment of his individual performance and business improvements driven by Mr. Westfall.
Incentive Bonus
          A core component of our compensation program is the AutoNation Operating Performance Plan (the “AOP”), the annual bonus program in which bonus-eligible corporate-level employees participate. The AOP is designed to incentivize management to improve our operating performance and to use capital to generate high returns. We structured the AOP for 2004 to reward participants upon the achievement of specified levels of operating income per share (75% weight) and operating income as a percentage of gross profit (25% weight). Bonus awards under the AOP for 2004 were payable on a sliding scale based on AutoNation’s actual achievement relative to the predetermined goals, with the possibility that bonuses earned may exceed or be less than the targeted level. In calculating the level of AutoNation’s performance under the AOP, we adjust operating income per share to reflect a capital charge for acquisitions and the repurchase of shares of the company’s common stock, as well as to exclude the effect of certain extraordinary or one-time items. The capital charge is designed to encourage the productive use of capital and discourage unproductive uses of capital. The operating income as a percentage of gross profit metric is designed to incentivize management to increase variability in the company’s expense structure and to maximize the productivity of the company’s operations so that bottom-line profitability and stockholder value are maximized.
          In accordance with the terms and objectives of the AOP, we established an incentive bonus program for 2004 for AutoNation’s senior executive officers under the AutoNation, Inc. Senior Executive Incentive Bonus Plan (the “Plan”), which was approved by stockholders in 2002. For 2004, we selected Mike Jackson, Chairman and Chief Executive Officer, Michael E. Maroone, President and Chief Operating Officer, Craig T. Monaghan, Executive Vice President and Chief Financial Officer, and Jonathan P. Ferrando, Executive Vice President, General Counsel and Secretary, to participate in the Plan. Under the terms of the Plan, the Subcommittee sets specific annual performance goals (while actual performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended) and establishes an objective formula for calculating the amount of the target awards for participants. The Subcommittee has absolute “negative discretion” to eliminate or reduce the amount of any award under the Plan. The performance goals that we established for 2004 under the Plan for the executives named above were the same as we established for 2004 under the AOP for all corporate participants — operating income per share (75% weight) and operating income as a percentage of gross profit (25% weight) — which we believe assures that all AutoNation employees are appropriately aligned to achieve the company’s objectives. One hundred percent of the final bonus determination for each participant in the Plan is based upon achievement against the predetermined performance goals. After the end of the year, the Subcommittee calculated the level of AutoNation’s actual performance against the goals set for 2004 (after reflecting the capital charges and other adjustments noted above) and made corresponding bonus awards to Messrs. Jackson, Maroone, Monaghan and Ferrando under the Plan and to other company employees under the AOP. Based on the company’s performance, bonus awards under the Plan and the AOP were paid at approximately 81% of the targeted levels. The Plan was the only bonus program in which the company’s senior executive officers named above participated in 2004. We believe that the AOP plan has been effective in driving appropriate capital allocation decisions and focusing management on improving operating performance and efficiency.
Stock Options
          In order to align the long-term interests of management and the company’s stockholders, we award stock options to our senior executive officers and other key employees. For fiscal 2004, the Subcommittee administered AutoNation’s stock option plans and approved all grants of stock option awards in accordance with guidelines established by the Committee and the Subcommittee. Under the guidelines, stock option grants generally are made on an annual basis in competitive amounts and are designed to properly motivate the company’s executives as outlined above, while carefully considering the cost to AutoNation and the stockholders of the issuance of the options, including common stock dilution. With respect to stock option recipients other than the company’s senior executive officers, our guidelines provide for general ranges of potential stock option grants based on the position of the recipient, with adjustments up or down to reflect the recipient’s individual performance rating for the prior year. In general, we endeavor to limit aggregate annual stock option grants to an amount not to exceed one percent (1%) of the company’s outstanding shares of common stock. Stock option grants also may be made to executive officers upon commencing service to AutoNation. Stock options generally vest in equal installments over four years. Under the company’s plans, stock options must be granted at an exercise price that equals or exceeds the closing price of AutoNation common stock on the last trading day immediately preceding the grant. While we generally grant stock options at an exercise price equal to the closing price on the trading day prior to the grant, as a result of the downward short-term stock price trend immediately prior to the 2004 annual grant, the stock options that we granted in July 2004 had a premium exercise price of $16.77 per share. The exercise price was equal to the average closing price of the company’s common stock during the fiscal quarter ended June 30, 2004 and reflected a premium of approximately 10% over the closing price of $15.20 on the day prior to the grant.
Other Compensation
          Our executive officer compensation program also includes limited perquisites and other benefits, including participation in the company’s life and health insurance and similar benefit programs (including the AutoNation, Inc. 401(k) Plan), participation in company car programs entitling the executives to vehicle use or a vehicle allowance, and, pursuant to their employment agreements, limited personal use of corporate aircraft for each of Messrs. Jackson and Maroone. In March 2005, the respective employment agreements between AutoNation and each of Messrs. Jackson and Maroone were amended to modify the limit of their personal use of corporate aircraft from 100 hours to 70 hours per year.
Severance Policy
          In December 2004, the Board of Directors adopted a policy governing severance and change in control agreements with the company’s senior executives. The policy, which is set forth in the AutoNation, Inc. Corporate Governance Guidelines, generally provides that AutoNation will not enter into any severance agreements with senior executives that provide specified benefits in an amount exceeding 299% of the sum of such senior executive’s base salary plus bonus unless such severance agreement has been submitted to a shareholder vote. Further, unless such severance agreement has been submitted to a shareholder vote, AutoNation will not enter into a severance agreement that provides for the payment of specified benefits to a senior executive triggered by (i) a change in control of AutoNation that is approved by stockholders but not completed or (ii) a completed change in control of AutoNation in which the senior executive remains employed in a substantially similar capacity by the successor entity. AutoNation’s employment agreements with Messrs. Jackson, Maroone and Monaghan contain severance provisions, all of which provide for benefits significantly below the thresholds set forth in the company’s policy.
Compensation of the Chief Executive Officer
Base Salary
          For fiscal year 2004, Mr. Jackson’s annual base salary was $1,150,000, the amount established under the employment agreement Mr. Jackson signed with the company in July 2002. In December 2004, Mr. Jackson and the company entered into a new employment agreement pursuant to which he has agreed to continue to serve as AutoNation’s Chairman and Chief Executive Officer until September 24, 2007 (subject to earlier termination in certain circumstances). The agreement provides for the continuation of Mr. Jackson’s base salary of $1,150,000 per year, subject to future increases as determined by the Committee or the Subcommittee. In setting Mr. Jackson’s base salary, we considered the factors described above and the quality of his leadership in executing the company’s business strategy and optimizing the company’s long-term business performance and stockholder value.

Bonus
          In addition to his annual base salary, Mr. Jackson was awarded a $1,238,627 bonus for 2004 under the AutoNation, Inc. Senior Executive Incentive Bonus Plan. As described above, payment of the bonus was based on company achievement against predetermined performance goals relating to operating income per share (75% weight) and operating income as a percentage of gross profit (25% weight). This bonus structure was designed to incentivize company management to improve operating performance and deploy capital productively. As part of our retention efforts with respect to Mr. Jackson, receipt of $309,656 of the bonus payable to Mr. Jackson for 2004 will be deferred until February 2007, subject to certain terms and conditions.
Stock Options
          In July 2004, the Subcommittee approved an annual grant to Mr. Jackson of options to purchase 292,000 shares of the company’s common stock exercisable at $16.77 per share (which, as described above, reflected a 10%-plus premium over the closing price of $15.20 on the day immediately preceding the grant). In approving the grant of stock options to Mr. Jackson, we considered our desire to properly motivate him to focus on optimizing the company’s long-term business performance and stockholder value and the other factors outlined above, while carefully considering the cost to AutoNation and the stockholders of the issuance of the options, including common stock dilution. The options have a ten-year term (subject to earlier termination in certain circumstances), vest over four years and are not presently exercisable.
Other Compensation
          Mr. Jackson is entitled to the perquisites and other benefits that generally are available to AutoNation’s executive officers as described above, in addition to limited personal use of our corporate aircraft under the terms of his amended employment agreement.
          We believe that Mr. Jackson’s compensation, as described above, is fair for his services as our Chairman and Chief Executive Officer and is properly designed to motivate and reward Mr. Jackson for optimizing long-term business performance, deploying capital productively and increasing long-term stockholder value.
Company Policy on Internal Revenue Code Section 162(m) Limits on Deductibility of Compensation
          Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
          We administer the executive compensation program in general, and the AutoNation, Inc. Senior Incentive Bonus Plan in particular, in a manner that maximizes the tax deductibility of compensation paid to the company’s executives under Internal Revenue Code Section 162(m) to the extent practicable. We believe, however, that AutoNation’s priority is to attract and retain highly-skilled executives to manage AutoNation and, in some cases, the loss of a tax deduction may be necessary to accomplish that goal. Accordingly, we have from time to time approved elements of compensation for certain officers that are not fully deductible, and we reserve the right to do so in the future in appropriate circumstances.

Summary
          We believe that AutoNation’s compensation programs are designed and administered in a manner consistent with our philosophy as described above. We believe that the programs appropriately reward executive performance and align the interests of the company’s management and key employees with the long-term interests of shareholders, while also enabling the company to attract and retain talented executives.

Edward S. Lampert (Chair)
Robert J. Brown
Alan S. Dawes
Irene B. Rosenfeld

SUMMARY COMPENSATION TABLE
          The following tables set forth information with respect to our Chief Executive Officer and four other most highly compensated executive officers at December 31, 2004.

							Long-Term
							Compensation
							Awards

							Securities
	Annual Compensation						Underlying
							Options to
Name and Principal					Other Annual		Purchase	All Other
Position	Year	Salary	Bonus		Compensation(1)		Common Stock	Compensation(2)

Mike Jackson	2004	$1,150,000	$1,238,627	(3)	$237,067	(4)	292,000	$13,343
(Chairman and Chief	2003	1,150,000	1,619,178		132,710	(5)	321,000	5,064
Executive Officer)	2002	1,150,000	1,734,617	(6)	111,352	(7)	400,000	4,717

Michael E. Maroone	2004	1,000,000	807,800		234,382	(8)	233,800	4,596
(President and Chief	2003	900,000	760,505		239,748	(9)	257,000	3,473
Operating Officer)	2002	900,000	814,541		248,971	(10)	320,000	2,440

Craig T. Monaghan	2004	561,000	271,463		—		175,600	1,601
(Executive Vice President and	2003	550,000	348,565		—		193,000	1,235
Chief Financial Officer)	2002	550,000	373,331		—		240,000	1,103

Jonathan P. Ferrando	2004	450,000	218,106		—		175,600	602
(Executive Vice President,	2003	430,909	272,571		—		77,200	509
General Counsel and Secretary)	2002	414,720	170,219		—		96,000	562

Kevin P. Westfall	2004	410,000	130,472		—		70,200	844
(Senior Vice President,	2003	358,437	201,679		—		57,900	661
Finance & Insurance and Fixed	2002	351,346	149,237		—		24,000	692
Operations)

(1)	Except as disclosed below, the aggregate total value of perquisites and other personal benefits, securities or property was less than the lesser of $50,000 and ten percent (10%) of the annual salary and bonus for this officer during the fiscal year indicated. The amounts reported for personal usage of corporate aircraft are calculated based on the aggregate incremental cost to the company, which reflects a change in valuation methodology from prior years in which the value of the personal use of company aircraft had been calculated and disclosed in the summary compensation table using the Standard Industrial Fare Level (SIFL) tables contained in the Internal Revenue Service regulations. The incremental cost to the company of personal usage of corporate aircraft by our executives is calculated based on the direct operating costs to the company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, ground transportation, landing fees and other direct operating costs. The 2003 and 2002 amounts have been re-calculated so that amounts are reported on a consistent basis.

(2)	Imputed income from life insurance.

(3)	Includes $309,656 as to which receipt by Mr. Jackson will be deferred until February 2007, subject to certain terms and conditions.

(4)	Includes $191,343 for personal usage of corporate aircraft. The income imputed to the executive for tax purposes for personal aircraft usage was $26,169 calculated using the SIFL tables. Also includes $45,724 of imputed income from company car usage.

(5)	Includes $78,686 for personal usage of corporate aircraft. The income imputed to the executive for tax purposes for personal aircraft usage was $9,439 calculated using the SIFL tables. Also includes $54,024 of imputed income from company car usage.

(6)	Includes $433,622 as to which receipt by Mr. Jackson was deferred until February 2004.

(7)	Includes $76,061 for personal usage of corporate aircraft. The income imputed to the executive for tax purposes for personal aircraft usage was $16,437 calculated using the SIFL tables. Also includes $34,409 of imputed income from company car usage.

(8)	Includes $200,096 for personal usage of corporate aircraft. The income imputed to the executive for tax purposes for personal aircraft usage was $78,547 calculated using the SIFL tables. Also includes $34,286 of imputed income from company car usage.

(9)	Includes $206,523 for personal usage of corporate aircraft. The income imputed to the executive for tax purposes for personal aircraft usage was $79,649 calculated using the SIFL tables. Also includes $33,225 of imputed income from company car usage.

(10)	Includes $215,837 for personal usage of corporate aircraft. The income imputed to the executive for tax purposes for personal aircraft usage was $85,385 calculated using the SIFL tables. Also includes $33,134 of imputed income from company car usage.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Options	Employees in	Exercise	Expiration	Option Term
Name and Principal Position	Granted	Fiscal Year	Price(1)	Date(2)	5%	10%

Mike Jackson	292,000	11.3	$16.77	7/27/14	$3,079,596	$7,804,302
(Chairman and Chief Executive Officer)

Michael E. Maroone	233,800	9.1	$16.77	7/27/14	2,465,786	6,248,787
(President and Chief Operating Officer)

Craig T. Monaghan	175,600	6.8	$16.77	7/27/14	1,851,976	4,693,272
(Executive Vice President and Chief Financial Officer)

Jonathan P. Ferrando	175,600	6.8	$16.77	7/27/14	1,851,976	4,693,272
(Executive Vice President, General Counsel and Secretary)

Kevin P. Westfall	70,200	2.7	$16.77	7/27/14	740,369	1,876,240
(Senior Vice President, Finance & Insurance and Fixed Operations)

(1)	The exercise price is equal to the average closing price of our common stock during the fiscal quarter ended June 30, 2004 and reflects a premium of approximately 10% over the closing price of $15.20 on the trading day prior to the grant.

(2)	These options become exercisable in four equal annual installments commencing on July 27, 2005 and are subject to earlier termination in accordance with the applicable stock option plan and agreement.

AGGREGATED OPTION EXERCISES IN YEAR ENDED
DECEMBER 31, 2004 AND YEAR-END OPTION VALUES

				Number of Securities
				Underlying Unexercised		Value of Unexercised
	Shares			Options at		In-the-Money Options
	Acquired on		Value	December 31, 2004		at December 31, 2004
Name and Principal Position	Exercise		Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Mike Jackson	350,000	(1)	$3,254,307	1,963,093	857,750	$16,628,012	$3,656,538
(Chairman and Chief Executive Officer)

Michael E. Maroone	—		—	3,132,397	686,550	24,860,246	2,926,050
(President and Chief Operating Officer)

Craig T. Monaghan	—		—	630,995	515,350	5,384,704	2,195,562
(Executive Vice President and Chief Financial Officer)

Jonathan P. Ferrando	40,000	(1)	427,545	232,120	296,500	1,539,449	1,012,903
(Executive Vice President, General Counsel and Secretary)

Kevin P. Westfall	—		—	309,547	140,625	2,375,821	473,177
(Senior Vice President, Finance & Insurance and Fixed Operations)

(1)	Messrs. Jackson and Ferrando retained 50,000 shares and 5,000 shares, respectively, in connection with their stock option exercises during 2004.

PERFORMANCE GRAPH
The following graph and table compare the cumulative total stockholder return on our common stock from December 31, 1999 through December 31, 2004 with the performance of: (i) the Standard & Poor’s 500 Stock Index and (ii) the Standard & Poor’s Specialty Stores Index (formerly known as the Standard & Poor’s Retail (Specialty) Index). We have created these comparisons using data supplied by Research Data Group, Inc. The comparisons reflected in the graph and table are not intended to forecast the future performance of our stock and may not be indicative of future performance. The graph and table assume investments of $100 in our stock and each index on December 31, 1999, as well as reinvestment of dividends. The distribution we made to our stockholders on June 30, 2000 in connection with the tax-free spin-off to our stockholders of ANC Rental Corporation is reflected in the graph and table as a reinvestment of a cash dividend in the amount of $.68. The spin-off was completed by issuing to each AutoNation stockholder of record as of June 16, 2000 one share of ANC Rental common stock for each eight shares of AutoNation common stock held by such stockholder.

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

AUTONATION, INC	$100.00	$71.11	$146.13	$148.85	$217.71	$227.66
S & P 500	100.00	90.89	80.09	62.39	80.29	89.02
S & P SPECIALTY STORES	100.00	83.43	134.67	119.70	161.18	169.57

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          During 2004, Messrs. Brown, Dawes and Lampert and Ms. Rosenfeld served on our Compensation Committee. Please refer to page 11 for a description of certain transactions we entered into during 2004 in which Mr. Lampert has an indirect interest.
EMPLOYMENT AGREEMENTS
          We have entered into employment agreements with Mike Jackson, Michael E. Maroone and Craig T. Monaghan. Summaries of these employment agreements and other employment arrangements are set forth below.
          Mike Jackson. In December 2004, we entered into an employment agreement with Mr. Jackson pursuant to which he serves as our Chairman and Chief Executive Officer. The agreement, which expires on September 24, 2007 (subject to earlier termination in certain circumstances), effectively extends Mr. Jackson’s prior employment agreement and provides for a continuation of his base salary of $1,150,000 per year, subject to future increases as determined by the Compensation Committee (or the Executive Compensation Subcommittee, as applicable). Mr. Jackson’s employment agreement also provides for his participation in the AutoNation, Inc. Senior Executive Incentive Bonus Plan, with bonus eligibility (which shall be no less than 133 1/3% of his base salary) and performance objectives as established by the Executive Compensation Subcommittee during the first quarter of each year. A portion of the bonus awards under the AutoNation, Inc. Senior Executive Incentive Bonus Plan are payable to Mr. Jackson on a deferred basis, subject to certain terms and conditions. The agreement provides that Mr. Jackson will participate in our stock option program during each year of his employment at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if we terminate Mr. Jackson’s employment for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive an amount equal to the sum of his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment, as well as the pro rata portion of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Additionally, if we terminate Mr. Jackson’s employment without cause or if he terminates employment for good reason, all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also contains non-competition covenants and provides that Mr. Jackson is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft. In March 2005, the agreement was amended to modify the limit on Mr. Jackson’s personal use of corporate aircraft from 100 hours per year to 70 hours per year.
          Michael E. Maroone. On May 14, 2003, we entered into an employment agreement with Michael E. Maroone pursuant to which he serves as our President and Chief Operating Officer. The term of the employment agreement ends on December 31, 2005. Our agreement with Mr. Maroone provides for an annual base salary of $900,000 in 2003 and $1,000,000 in 2004. Our Executive Compensation Subcommittee approved a base salary of $1,000,000 for Mr. Maroone in 2005. The employment agreement also provides for Mr. Maroone’s participation in the AutoNation, Inc. Senior Executive Incentive Bonus Plan, with bonus eligibility (which shall be no less than 100% of his base salary) and performance objectives as established by the Executive Compensation Subcommittee during the first quarter of each year. The agreement provides that Mr. Maroone will participate in our stock option program during each year of his employment at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if we terminate Mr. Maroone’s employment for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive an amount equivalent to his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment. In such circumstances, Mr. Maroone would also be entitled to receive the pro rata portion of his annual performance bonus applicable to the period prior to the termination of his employment, provided that the applicable performance targets are met. Additionally, if we terminate Mr. Maroone’s employment without cause or if he terminates employment for good reason, all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also contains non-competition covenants and provides that Mr. Maroone is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft. In March 2005, the agreement was amended to modify the limit on Mr. Maroone’s personal use of corporate aircraft from 100 hours per year to 70 hours per year. By letter to Mr. Maroone dated March 26, 1999, we agreed that upon the termination of Mr. Maroone’s employment with us any stock options granted to Mr. Maroone prior to March 26, 1999 would continue to vest in accordance with their initial vesting schedule and would be exercisable through the duration of their original ten-year terms.
          Craig T. Monaghan. On April 19, 2000, we entered into an agreement with Craig T. Monaghan pursuant to which he serves as our Executive Vice President and Chief Financial Officer. Our agreement with Mr. Monaghan provided for Mr. Monaghan’s employment with us at an initial base salary of $450,000 per year, although our Executive Compensation Subcommittee approved an increase in Mr. Monaghan’s annual base salary to the amount of $550,000 for 2003 and $561,000 for 2004 and 2005. Under the terms of the agreement, if Mr. Monaghan’s employment is terminated by us for any reason other than “cause,” or if he terminates his employment with us for “good reason” (as defined in the employment agreement), he is entitled to receive an amount equivalent to eighteen (18) months of his initial base salary.

Stock Ownership Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who beneficially own 10% or more of our stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2004, our directors, executive officers and greater than 10% beneficial owners complied with all such applicable filing requirements.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth certain information as of March 25, 2005 with respect to the beneficial ownership of our stock by (1) each person who is known by us to be a beneficial owner of more than 5% of our stock outstanding, (2) each of our directors, (3) our Chairman and Chief Executive Officer and the other persons named in the Summary Compensation Table in this Proxy Statement and (4) all of our current directors and executive officers as a group. Share amounts and percentages include shares of our stock that may be acquired by such individual, entity or group upon exercise of all options exercisable on March 25, 2005 or within sixty days thereafter. As of March 25, 2005, there were 263,639,233 shares of our common stock outstanding.

	Shares of
	Common Stock
	Beneficially Owned

Names and Address of Beneficial Owner(1)	Number	Percent

ESL Investments, Inc.(2)	77,061,800	29.2%
200 Greenwich Avenue
Greenwich, CT 06830
Mike Jackson(3)	1,763,093	*
Robert J. Brown(4)	236,298	*
J.P. Bryan(5)	190,785	*
Rick L. Burdick(6)	198,285	*
William C. Crowley(7)	77,171,800	29.3%
Alan S. Dawes(8)	97,500	*
Edward S. Lampert(9)	77,171,800	29.3%
Irene B. Rosenfeld(10)	100,492	*
Michael E. Maroone(11)	6,488,474	2.4%
Craig T. Monaghan(12)	566,866	*
Jonathan P. Ferrando(13)	198,887	*
Kevin P. Westfall(14)	291,319	*
All directors and current executive officers as a group (12 persons)(15)	87,413,799	32.3%

*	Less than 1%

(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is AutoNation, Inc., AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

(2)	The aggregate amount of our stock beneficially owned by ESL Investments, Inc. includes: (i) 50,593,284 shares held by ESL Partners, L.P., (ii) 17,025,197 shares held by ESL Investors, L.L.C., (iii) 342,305 shares held by ESL Institutional Partners, L.P., (iv) 182,235 shares held by ESL Investments, Inc., (v) 8,819,389 shares held by CBL Partners, L.P., (vi) 95,673 shares held by ESL Investment Management, LLC and (vii) 3,717 shares held by Tynan, LLC.

(3)	The aggregate amount of our stock beneficially owned by Mr. Jackson consists of: (a) 200,000 shares owned by trust and (b) vested options to purchase 1,563,093 shares.

(4)	The aggregate amount of our stock beneficially owned by Mr. Brown consists of: (a) 1,200 shares owned directly and (b) vested options to purchase 235,098 shares.

(5)	The aggregate amount of our stock beneficially owned by Mr. Bryan consists of vested options to purchase 190,785 shares.

(6)	The aggregate amount of our stock beneficially owned by Mr. Burdick consists of (a) 7,500 shares owned directly and (b) vested options to purchase 190,785 shares.

(7)	Mr. Crowley is the President and Chief Operating Officer of ESL Investments, Inc. Mr. Crowley may be deemed to have indirect beneficial ownership of the shares beneficially owned by ESL Investments, Inc. and has vested options to purchase 110,000 shares.

(8)	The aggregate amount of our stock beneficially owned by Mr. Dawes consists of: (a) 7,500 shares owned directly and (b) vested options to purchase 90,000 shares.

(9)	Mr. Lampert is the Chief Executive Officer of ESL Investments, Inc. Mr. Lampert may be deemed to have indirect beneficial ownership of the shares beneficially owned by ESL Investments, Inc. and has vested options to purchase 110,000 shares.

(10)	The aggregate amount of our stock beneficially owned by Ms. Rosenfeld consists of: (a) 8,000 shares owned directly and (b) vested options to purchase 92,492 shares.

(11)	The aggregate amount of our stock beneficially owned by Mr. Maroone consists of: (a) 3,353,988 shares beneficially owned by Michael Maroone Family Partnership, a Nevada limited partnership controlled by Mr. Maroone, (b) vested options to purchase 3,132,397 shares and (c) 2,089 shares held through the AutoNation 401(k) Plan.

(12)	The aggregate amount of our stock deemed to be beneficially owned by Mr. Monaghan consists of: (a) 35,000 shares owned by Mr. Monaghan’s wife (as to which Mr. Monaghan disclaims beneficial ownership), (b) vested options to purchase 530,995 shares, and (c) 871 shares held through the AutoNation 401(k) Plan.

(13)	The aggregate amount of our stock beneficially owned by Mr. Ferrando consists of: (a) 15,000 shares owned by Mr. Ferrando and his wife as tenants by the entirety with rights of survivorship, (b) 5,000 shares owned directly by Mr. Ferrando, (c) vested options to purchase 177,120 shares and (d) 1,767 shares held through the AutoNation 401(k) Plan.

(14)	The aggregate amount of our stock beneficially owned by Mr. Westfall consists of: (a) vested options to purchase 289,547 shares and (b) 1,772 shares held through the AutoNation 401(k) Plan.

(15)	The aggregate amount of our stock beneficially owned by all directors and our current executive officers as a group includes: (a) vested options to purchase 6,712,312 shares, and (b) 6,499 shares held through the AutoNation 401(k) Plan.

Other Matters
          We are not aware of any other matters that will be properly brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. The accompanying form of proxy has been prepared at the direction of our Board of Directors and is being sent to you at the request of our Board of Directors. Messrs. Jackson and Ferrando were designated to be your proxies by our Board of Directors.
Stockholder Proposals
          As more specifically provided in our By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder proposal to be considered at the 2006 Annual Meeting of Stockholders, including nominations of persons for election to our Board, generally must be properly submitted to us not earlier than January 11, 2006 nor later than February 10, 2006. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of AutoNation, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2006 Annual Meeting of Stockholders.
          Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2006 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary not later than December 9, 2005. No stockholder proposal was properly received for inclusion in this Proxy Statement.

EXHIBIT A
AUTONATION, INC.
CORPORATE GOVERNANCE GUIDELINES
The Corporate Governance Committee of the Board of Directors (the “Board”) of AutoNation, Inc., a Delaware corporation (the “Company”), has developed, and the Board has adopted, the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to serve best the interests of the Company and its stockholders. These Guidelines should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation (as amended and restated), bylaws, and other corporate governance documents. These Guidelines are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. These Guidelines are subject to modification from time to time by the Board as the Board may deem appropriate in the best interests of the Company or as required by applicable laws, regulations and rules to which the Company may be subject.
BOARD ROLE
The Board’s mission is to maximize long-term stockholder value. The business and affairs of the Company are managed under the direction of the Board of Directors, which is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. The Board establishes overall corporate policies, selects and evaluates the Company’s senior management team, which is charged with the conduct of the Company’s business, and acts as an advisor and counselor to senior management. The Board also reviews the Company’s business strategy and the performance of management in executing the Company’s business strategy and managing the Company’s day-to-day operations.
SELECTION AND COMPOSITION OF THE BOARD
Board Size
The number of Directors should permit diversity of experience without hindering effective discussion, diminishing individual accountability or exceeding a number that can function efficiently as a body. The Board will periodically review the size of the Board, and determine the size that is most effective in relation to future operations.
Director Qualifications Standards
Nominees for Director shall be selected on the basis of, among other things, broad experience; wisdom; integrity; ability to make independent analytical inquiries; understanding of the Company’s business environment; and willingness and ability to devote adequate time to Board duties; all in the context of assessing the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. The Corporate Governance Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members.
Selection of Directors
The entire Board shall stand for election by the stockholders of the Company each year at the Company’s annual meeting. The Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the entire Board for nomination and election to the Board. Based on such recommendation, the entire Board shall be
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responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Corporate Governance Committee shall consider director candidates recommended by shareholders.
Substantial Majority of Independent Directors
The Board shall be comprised of a substantial majority of Directors who qualify as “independent” directors (the “Independent Directors”) under the listing standards of The New York Stock Exchange (the “NYSE”). However the Board is willing to have one or two members of management serve as Directors of the Company. To be considered independent under the NYSE listing standards, the Board must determine that a Director has no material relationship with the Company. The determinations will be made by the Board, with the assistance of the Corporate Governance Committee, annually and disclosed in the Company’s annual proxy statement. To assist the Board in determining whether a Director is independent, the Board has established the following independence standards:

(a) A Director is not independent if the Director is, or has been within the last three years, an employee of the Company, or an immediate family member of the Director (as defined by NYSE rules) is, or has been within the last three years, an executive officer of the Company (provided, that prior service as an interim executive Chairman or Chief Executive Officer or other executive officer of the Company shall not be deemed to be employment for these purposes).

(b) A Director is not independent if the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service (provided, that the following compensation shall not be considered for these purposes: (i) compensation received by a Director for former service as an interim Chairman or Chief Executive Officer or other executive officer of the Company and (ii) compensation received by a Director’s immediate family member for service to the Company as an employee of the Company, other than an executive officer).

(c) A Director is not independent if (i) the Director or an immediate family member of the Director is a current partner of a firm that is the Company’s internal or external auditor (the “Independent Auditor”); (ii) the Director is a current employee of the Independent Auditor; (iii) the Director has an immediate family member who is a current employee of the Independent Auditor and who participates in the Independent Auditor’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the Director or an immediate family member of the Director was within the last three years (but is no longer) a partner or employee of the Independent Auditor and personally worked on the Company’s audit within that time.

(d) A Director is not independent if the Director or an immediate family member of the Director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(e) The following relationships (including commercial, industrial, banking, consulting, legal, and other business relationships and charitable relationships) will not be considered to be material relationships that would impair a Director’s independence: (i) if a Director is presently affiliated with (including by serving as a director, general partner or executive officer of, or holding a greater than 10% equity ownership) or employed by, or whose immediate family member is presently an executive officer of, a company or entity that made payments to, or received payments from, the Company for property or services in an amount which, in each of the prior three single fiscal years, was less than the greater of $1,000,000 and two percent (2%) of the consolidated annual gross revenue of the company or entity; (ii) if a Director is presently affiliated with (including by serving as a director, general partner or executive officer of, or holding a greater than 10% equity ownership) or employed by, or whose immediate family member is presently an executive officer of, a bank or other company or entity that is indebted to
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the Company, or to which the Company is indebted, and the total amount of the debt is less than two percent (2%) of the total consolidated assets of such bank, company or entity; and (iii) if a Director is presently affiliated with (including by serving as a director, officer or trustee of) or employed by, or whose immediate family member is presently an officer, director or trustee of, a tax exempt organization to which the Company made charitable contributions which, in each of the prior three single fiscal years, were less than the greater of $1,000,000 and two percent (2%) of such tax exempt organization’s consolidated gross revenue. For purposes of clarification, the look-back periods in this subsection do not apply to payments made to or received by a company or entity with which a Director or a Director’s immediate family member is no longer affiliated.

(f) For relationships not covered by or meeting the standards set forth in subsection (e) above, the determination of whether the relationship is material or not, and therefore whether the Director is independent or not, shall be made by the Board, with the assistance of the Corporate Governance Committee, based on the relevant facts and circumstances. This could include a determination that, based on the relevant facts and circumstances, a director relationship exceeding the thresholds set forth in subsection (e) above is not material (provided, that such relationship does not conflict with the NYSE’s listing standards). If such a determination is made, it will be disclosed in the Company’s annual proxy statement.

(g) The Company will not make any personal loans to Directors or executive officers.

Director Orientation and Continuing Education
The Company shall provide new Directors with a director orientation program to familiarize such Directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. Each Director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a Director.
Director Stock Ownership
The Board believes that Directors should be stockholders and have a financial stake in the Company. Toward this end, the Board expects that each Director will own shares of the Company’s common stock having a market value of at least $100,000 within five years of first becoming a Director or the adoption of this Guideline (October 28, 2003). Exceptions to this requirement may only be made by the Board under compelling mitigating circumstances.
Retirement of CEO from Board Upon Retirement from the Company
In order to retain freshness in the process and to give new management the unfettered ability to provide new leadership, a retiring Chief Executive Officer of the Company (“CEO”) shall not continue to serve on the Board except in extraordinary circumstances.
Term Limits
The Board does not believe it should limit the number of terms for which an individual may serve as a Director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives. As an alternative to term limits, the Corporate Governance Committee, in conjunction with the Chairman, will formally review each Director’s continuation on the Board every five years. This will also allow each Director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.
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Changes in Job Responsibilities of Directors
The Board does not believe that Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Corporate Governance Committee, to review the continued appropriateness of Board membership under these circumstances and the affected Director shall be expected to act in accordance with the Board’s determination.
BOARD ROLE AND OPERATION
Executive Sessions of Outside Directors
The non-management Directors shall meet in regularly scheduled executive sessions without management. The presiding Director for each executive session shall be rotated among the Committee chairs.
Board Contact with Senior Management
Board members shall have complete access to the Chairman and CEO and senior officers reporting directly to the CEO and, as necessary and appropriate, to the Company’s outside advisors. Board members shall coordinate such access with respect to matters relating to standing committees of the Board through the appropriate committee chair. Board members will use judgment to assure that this access is efficient and appropriate and not distracting to management and the business operation of the Company. Directors should refrain from giving strategic or operating direction to members of management outside the scope of full Board or committee responsibility and accountability.
Outside Communication
The Board believes that management speaks for the Company. In accordance with this philosophy, Directors should defer to the Chairman or the Company’s Communications Department when requested to make any comments regarding the Company or its business.
BOARD MEETINGS
Frequency of Board Meetings
The Board shall meet at least five times per fiscal year in accordance with a meeting schedule that is approved by the Board. The Board may also meet at such other times in meetings called in accordance with the Company’s bylaws.
Selection of Agenda
The agenda for each Board meeting shall be determined by the Chairman and distributed in advance of the meeting to each Director. Each Director is encouraged to suggest agenda items.
Board Materials
Information and data are important to the Board’s understanding of the Company’s business and essential to prepare Board members for productive meetings. Presentation materials relevant to each meeting should generally be distributed in writing to the Board in advance of the meeting unless doing so is not practicable or would compromise the confidentiality of competitive information. In the event of a pressing need for the Board to meet on short notice, it is
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recognized that written materials may not be available in advance of the meeting. Management will make every effort to provide presentation materials that are brief and to the point, yet communicate the essential information.
Meeting Attendance
A Director is expected to spend the time and effort necessary to properly discharge such Director’s responsibilities. Accordingly, a Director is expected to regularly attend meetings of the Board and committees on which such Director sits and the Company’s Annual Meeting of Shareholders, with the understanding that on occasion a Director may be unable to attend a meeting. A Director who is unable to attend a Board or committee meeting or an Annual Meeting of Shareholders is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting.
BOARD COMMITTEES
Committee Structure
It is the general policy of the Board that major decisions be considered by the Board as a whole, subject to applicable law. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of the Company as a publicly-owned entity. The Company shall have three standing committees: Audit Committee, Corporate Governance Committee and Compensation Committee. The duties for each of these committees shall be outlined in the charter for each committee and by resolution of the Board. From time to time, the Board may form other committees (or subcommittees) or disband a current committee depending on circumstances. Each of the Board’s committees shall have the power and authority to engage independent counsel and other advisors, at the expense of the Company, as it determines necessary to carry out its duties.
Composition and Qualifications of Members
Each of the Audit Committee, Corporate Governance Committee and Compensation Committee shall consist solely of Independent Directors. In addition, the composition of the Audit Committee, Corporate Governance Committee and Compensation Committee shall be reviewed by the Board annually to assure that members are qualified in accordance with applicable laws, rules and regulations.
Assignment
The Corporate Governance Committee, after consultation with the Chairman and CEO, shall recommend to the Board for approval, and the Board shall approve, all assignments of committee members, including designations of the chairs of the committees.
Committee Reports
The chair of each committee shall report to the full Board, whenever appropriate, with respect to those matters considered and acted upon by his or her committee.
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LEADERSHIP EVALUATION
Evaluating Board Performance
The Board shall be responsible for annually conducting a self-evaluation of the Board as a whole and of the Board committees. The Corporate Governance Committee shall be responsible for establishing the evaluation criteria, including for determining whether the Board and Board committees are functioning effectively, and implementing the process for such evaluation.
Board Compensation
The Compensation Committee shall review on an annual basis an independent analysis of director compensation practices at other U.S. public companies of comparable size and scope to the Company. The Company’s director compensation program should be designed to attract and retain Directors who have the talent and experience necessary to advance the Company’s long-term interests, with the general objective of providing Directors with compensation that is customary in comparison to practices at similar companies. The Company’s director compensation program should also include appropriate compensation for committee chairs and members, in light of their additional commitment and contribution to the Company and the Board. Changes in director compensation, if any, should come at the suggestion of the Compensation Committee, but with full discussion and concurrence by the Board.
CEO Evaluation
The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his performance against such goals (except for matters expressly delegated to the Executive Compensation Subcommittee). The Compensation Committee meets annually with the CEO to receive his recommendations concerning such goals. The chair of the Compensation Committee then meets with the CEO to evaluate his or her performance against such goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for, and evaluating the performance against such goals by, the other senior executive officers of the Company (except for matters expressly delegated to the Executive Compensation Subcommittee). Both the goals and the evaluation for the CEO and other senior executive officers of the Company are then submitted for consideration by, and input from, the outside Directors of the Board at a meeting of that group.
Succession Planning and Management Development
The CEO will report annually to the Board on the Company’s program for succession and management development. CEO succession is a Board-driven, collaborative process. Although the current CEO has an important role to play, the Board must be responsible for the plan for succession while collaborating with the CEO in deciding the timing and the necessary qualifications for making a final decision.
CODES OF CONDUCT AND ETHICS
All Directors, officers and employees shall comply with the Company’s codes of conduct and ethics, which provide that the Company will conduct business according to high moral and ethical principles and in compliance with applicable law. The Board does not intend to grant waivers under any code of conduct or ethics policy for any Director or executive officer.
AutoNation, Inc. Corporate
Governance Guidelines

POLICY ON SHAREHOLDER RIGHTS PLANS
The Board of Directors will not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.
POLICY ON GOLDEN PARACHUTE PAYMENTS
The Company will not enter into a Severance Agreement with a senior executive of the Company that provides for Benefits in an amount exceeding 299% of the sum of such senior executive’s base salary plus bonus, unless such Severance Agreement has been submitted to a stockholder vote. Further, unless such Severance Agreement has been submitted to a stockholder vote, the Company will not enter into a Severance Agreement that provides for the payment of Benefits to a senior executive of the Company triggered by (i) a Change in Control of the Company that is approved by stockholders but not completed or (ii) a completed Change in Control of the Company in which the senior executive remains employed in a substantially similar capacity by the successor entity.

As used herein, “Severance Agreement” means an employment, severance or other agreement (together with any renewal, modification or extension of any such agreement) that provides for the payment of Benefits to a senior executive of the Company triggered by (i) the termination of such executive’s employment or (ii) a Change in Control of the Company.

As used herein, “Benefits” means severance amounts payable in cash or stock to a senior executive of the Company (including amounts payable for the uncompleted portion of an employment term), including both lump-sum payments and the estimated present value of any periodic payments, consulting fees or perquisites paid following the date of termination of such executive’s employment; provided, that the term “Benefits” does not include (i) retirement benefits earned or accrued under qualified or non-qualified retirement plans, (ii) the value of accelerated vesting of, or payments with respect to, any outstanding equity-based award granted prior to termination of such executive’s employment or the extension of an exercise period with respect to any such award or (iii) compensation and benefits earned, accrued or otherwise provided for services rendered prior to the date of termination of such executive’s employment.

As used herein, “bonus” means the annual bonus awarded to the senior executive for the calendar year prior to any termination of such executive’s employment.

As used herein, “Change in Control” means (i) the acquisition by any person, entity or group (together with any affiliates thereof) of direct or indirect beneficial ownership of or the right to vote more than 50% of the voting securities of the Company, or (ii) any merger, consolidation or other business combination of the Company with or into any other entity, recapitalization, spin-off, distribution or any other similar transaction, whether in a single transaction or series of related transactions, where the beneficial owners of the voting securities of the Company prior to such transaction, taken together with their affiliates, cease to beneficially own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate sole parent thereof) (such ownership being based solely on the voting securities beneficially owned by such persons immediately prior to such event).

As used herein, “senior executive” shall have the meaning given to the term “executive officer” in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.
POLICY ON SHAREHOLDER COMMUNICATIONS WITH THE BOARD
The Board encourages shareholders to communicate with the Board. The process for shareholders to communicate with the Board will be published on the Company’s website.
AutoNation, Inc. Corporate
Governance Guidelines

REVIEW OF THESE GUIDELINES
The Corporate Governance Committee shall review these Guidelines annually, or more frequently as appropriate, in comparison to the governance standards identified by leading governance authorities and the evolving needs of the Company and shall determine whether or not an amendment to these Guidelines should be recommended to the Board. Upon recommendation of the Corporate Governance Committee, the Board shall consider and adopt amendments to these Guidelines as appropriate.
ADOPTION
The Board of Directors of AutoNation, Inc., upon recommendation of the Corporate Governance Committee, approved and adopted these Corporate Governance Guidelines on March 24, 2003 and amended these Corporate Governance Guidelines on October 28, 2003, February 3, 2004, December 22, 2004 and February 1, 2005.
These Guidelines will be posted on the Company’s
corporate website at corp.AutoNation.com.
AutoNation, Inc. Corporate
Governance Guidelines

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DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. A vote FOR all nominees is recommended by the Board of Directors

	For All	Withhold All	For, except withhold vote from the following nominee(s)
01-Mike Jackson	☐	☐	☐________________________
02-Robert J. Brown
03-J. P. Bryan
04-Rick L. Burdick
05-William C. Crowley
06-Edward S. Lampert
07-Irene B. Rosenfeld

B	Ratification of the Appointment of KPMG LLP as Independent Auditor for 2005

	For	Against	Abstain
2. A vote FOR ratification of KPMG LLP is recommended by the Board of Directors	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any representative capacity, sign name and title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1 U P X            H H H            P P P P    0050211

Proxy — AutoNation, Inc.

This proxy is solicited on behalf of the Board of Directors

Mike Jackson and Jonathan P. Ferrando, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AutoNation, Inc. to be held on May 11, 2005, or any postponements or adjournments thereof, as indicated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR FOR 2005. As to any other matter, the proxy holders shall vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

The undersigned hereby acknowledges receipt of the Notice of the 2005 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2004 furnished herewith.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-877-233-3056 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 11, 2005.
THANK YOU FOR VOTING

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